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                                                                   EXHIBIT 10.13


                             SECURED PROMISSORY NOTE


$3,000,000                                               Dated: December 2, 1996


        FOR VALUE RECEIVED, the undersigned, SIGNAL PHARMACEUTICALS, INC. ("Borrower"), a California corporation, HEREBY PROMISES TO PAY to the order of MMC/GATX PARTNERSHIP NO. I, a California general partnership ("Lender") the principal amount of Three Million Dollars ($3,000,000) or such lesser amount as shall equal the outstanding principal balance of the Loan made by Lender to Borrower pursuant to the Loan and Security Agreement referred to below (the "Loan Agreement"), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement.

        The principal amount of this Note shall be payable in thirty-five (35) consecutive monthly installments of $83,334.00 per month and a final installment of $83,310.00 on the last day of each month commencing on June 30, 1997. All unpaid principal and interest shall, in any event, be payable no later than May 31, 2000.

        Interest on the unpaid principal amount of this Note from the date of this Note until such principal amount is paid in full shall accrue at the Loan Rate or, if applicable, the Default Rate. The Loan Rate for this Note is 13.6% per annum (based on a year of 360 days and actual days elapsed). All accrued interest shall be payable on the last day of each calendar month, commencing December 31, 1996.

        Whenever any payment due hereunder shall fall on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

        Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as follows: GATX Capital Corporation, P.O. Box 71316, Chicago, Illinois 60694, in immediately available funds. The Loan made by Lender to Borrower and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender by Lender on its books. Attached hereto is an amortization schedule showing the scheduled payments of principal and interest.

        This Note is the Note referred to in, and is entitled to the benefits of, the Loan and Security Agreement, dated as of November 22, 1996, between Borrower and Lender. The Loan Agreement, among other things, (a) provides for the making of a secured Loan by Lender to Borrower in the principal amount first above mentioned, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

        Borrower may, at its option, prepay the Loan evidenced by this Note, either in whole or from time to time in any part of the principal amount thereof equal to $500,000 or more, at a prepayment price equal to the principal amount of the Loan so to be prepaid, plus interest accrued thereon through and including the date of such prepayment, plus the premium set forth in the Loan Agreement. If the maturity of the Loan is accelerated under the Loan Agreement, Borrower shall pay to Lender, in addition to principal, interest and all other amounts due with respect to the Loan, as liquidated damages for loss of Lender's benefit of the bargain and not as a penalty, an amount equal to the premium payable if the Loan were prepaid on the date of such acceleration.

        This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

        Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.



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        Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

        IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

                                        SIGNAL PHARMACEUTICALS, INC.


                                        By:  /s/ BRAD GORDON
                                             -----------------------------------

                                        Name:    Brad Gordon
                                             -----------------------------------

                                        Title:  V.P. Finance, CFO
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